Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Manager Directed Portfolios, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Manager Directed Portfolios for the period ended December 31, 2020 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Manager Directed Portfolios for the stated period.

/s/Scott Ostrowski Scott Ostrowski President/Principal Executive Officer, Manager Directed Portfolios	/s/Colton W. Scarmardo Colton W. Scarmardo Treasurer/Principal Financial Officer, Manager Directed Portfolios
Dated: 6/29/2022	Dated: 6/28/2022

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Manager Directed Portfolios for purposes of Section 18 of the Securities Exchange Act of 1934.